UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2021

MSG NETWORKS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-34434	27-0624498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Pennsylvania Plaza, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 465-6400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	MSGN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 9, 2021, Madison Square Garden Entertainment Corp., a Delaware corporation (“MSG Entertainment”), completed its previously announced acquisition of MSG Networks Inc., a Delaware corporation (“MSG Networks pursuant to that certain Agreement and Plan of Merger, dated as of March 25, 2021 (the “Merger Agreement”), among MSG Entertainment, Broadway Sub Inc., a Delaware corporation and a wholly-owned subsidiary of MSG Entertainment (“Merger Sub”) and MSG Networks. On July 9, 2021, Merger Sub merged with and into MSG Networks (the “Merger”), with MSG Networks surviving and continuing as the surviving corporation in the Merger as a wholly-owned subsidiary of MSG Entertainment.

At 7:51 a.m. on July 9, 2021, the effective time of the Merger (the “Effective Time”), (i) each share of Class A common stock, par value $0.01 per share, of MSG Networks (“MSGN Class A Common Stock”) issued and outstanding immediately prior to the Effective Time was automatically converted into the right to receive a number of shares of Class A common stock, par value $0.01 per share, of MSG Entertainment (“MSGE Class A Common Stock”) such that each holder of record of shares of MSGN Class A Common Stock has the right to receive, in the aggregate, a number of shares of MSGE Class A Common Stock equal to the total number of shares of MSGN Class A Common Stock held of record immediately prior to the Effective Time multiplied by 0.172, with such product rounded up to the next whole share and (ii) each share of Class B common stock, par value $0.01 per share, of MSG Networks (“MSGN Class B Common Stock” and, together with MSGN Class A Common Stock, “MSGN Common Stock”) issued and outstanding immediately prior to the Effective Time was automatically converted into the right to receive a number of shares of Class B common stock, par value $0.01 per share, of MSG Entertainment (“MSGE Class B Common Stock” and, together with MSGE Class A Common Stock, “MSGE Common Stock”) such that each holder of record of shares of MSGN Class B Common Stock has the right to receive, in the aggregate, a number of shares of MSGE Class B Common Stock equal to the total number of shares of MSGN Class B Common Stock held of record immediately prior to the Effective Time multiplied by 0.172, with such product rounded up to the next whole share, in each case except for Excluded Shares (as defined in the Merger Agreement).

The issuance of shares of MSGE Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to MSG Entertainment’s registration statement on Form S-4 (File No. 333-255859) (the “Registration Statement”), declared effective by the Securities and Exchange Commission (the “SEC”) on June 4, 2021. The joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) included in the Registration Statement contains additional information about the Merger.

The foregoing description of the Merger Agreement and the transactions contemplated thereby, including the Merger, is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which was included as Annex A to the Joint Proxy Statement/Prospectus, and which was filed as Exhibit 2.1 to MSG Networks’ Current Report on Form 8-K filed on March 26, 2021. The Merger Agreement is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, MSG Networks notified the New York Stock Exchange (the “NYSE”) that each outstanding share of MSGN Class A Common Stock was converted into the right to receive MSGE Class A Common Stock and requested that the NYSE withdraw the listing of MSGN Class A Common Stock. Upon MSG Networks’ request, the NYSE filed a notification of removal from listing on Form 25 with the SEC with respect to the delisting of MSGN Class A Common Stock. MSGN Class A Common Stock ceased being traded on the NYSE prior to the opening of the market on July 9, 2021, and will no longer be listed on the NYSE. In addition, MSG Networks intends to file with the SEC a Form 15 requesting that the reporting obligations of MSG Networks under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

At the Effective Time, each share of MSGN Common Stock outstanding immediately prior to the Effective Time (excluding certain Excluded Shares (as defined in the Merger Agreement)) was converted into the right to receive MSGE Common Stock in accordance with the Merger Agreement and as described in Item 2.01 hereto.

Each outstanding and unexercised stock option to purchase MSGN Class A Common Stock (a “MSGN Stock Option”), whether vested or unvested, that was outstanding and unexercised immediately prior to the Effective Time was assumed by MSG Entertainment and converted into a stock option to purchase MSGE Common Stock (a “MSGE Stock Option”), evidencing the right to purchase (i) such number of shares of MSGE Common Stock (rounded down to the nearest whole share) equal to the product obtained by multiplying (A) the total number of shares of MSGN Class A Common Stock subject to such MSGN Stock Option immediately prior to the Effective Time by (B) 0.172, (ii) at a per-share exercise price (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (A) the exercise price per share of MSGN Class A Common Stock at which such MSGN Stock Option was exercisable immediately prior to the Effective Time by (B) 0.172; provided that for each such MSGN Stock Option subject to performance vesting conditions that was outstanding on the date of the Merger Agreement and that remained outstanding at the Effective Time, (x) the number of shares of MSGN Class A Common Stock used in clause (i) (A) of this sentence is equal to the number of shares of MSGN Class A Common Stock that would be subject to such MSGN Stock Option assuming the performance conditions applicable thereto were achieved at 100% of target and (y) each such MSGN Stock Option converted to an MSGE Stock Option with time-based vesting conditions for the remainder of the applicable performance period. Except as set forth in this paragraph, each MSGE Stock Option is otherwise subject to the same terms, conditions and vesting requirements as were applicable to the MSGN Stock Option immediately prior to the Effective Time.

Each restricted stock unit award corresponding to shares of MSGN Class A Common Stock, which award is subject to restrictions on vesting or settlement based on performance and/or continuing service (a “MSGN RSU”), whether vested or unvested, that was outstanding immediately prior to the Effective Time was assumed by MSG Entertainment and converted into a restricted stock unit award corresponding to shares of MSGE Common Stock, which award is subject to restrictions on vesting or settlement based on performance and/or continuing service (a “MSGE RSU”). The number of MSGE RSUs received in exchange for each MSGN RSU was determined by multiplying (i) the total number of shares of MSGN Class A Common Stock subject to such MSGN RSU immediately prior to the Effective Time by (ii) 0.172; provided that for each MSGN RSU subject to performance vesting conditions that was outstanding on the date of the Merger Agreement and that remained outstanding at the Effective Time, (x) the number of shares of MSGN Class A Common Stock used in clause (i) of this sentence is equal to the number of shares of MSGN Class A Common Stock that would be subject to such MSGN RSU assuming the performance conditions applicable thereto were achieved at 100% of target and (y) each such MSGN RSU converted to an MSGE RSU with time-based vesting conditions for the remainder of the applicable performance period. Except as set forth in this paragraph, each MSGE RSU is otherwise subject to the same terms, conditions and vesting requirements as were applicable to the MSGN RSU immediately prior to the Effective Time.

Item 5.01	Changes in Control of Registrant.

As a result of the consummation of the Merger, at the Effective Time, MSG Networks became a wholly-owned subsidiary of MSG Entertainment. Prior to the Merger, MSG Entertainment and MSG Networks operated as independent public companies both under common control by the Dolan family group. Because the Dolan family group controls both MSG Entertainment and MSG Networks, the Merger does not involve a change of control.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, all of the directors of MSG Networks prior to the Effective Time ceased to be directors of MSG Networks effective as of the Effective Time. MSG Networks’ executive officers remained with MSG Networks following the Effective Time. As discussed in the Joint Proxy Statement/Prospectus, the consummation of the Merger was not a change in control under any plans or agreements of MSG Networks to which its named executive officers are party, and any severance benefits under those individuals’ agreements are payable only upon a qualifying termination of employment.

Item 5.03	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the Amended and Restated Certificate of Incorporation and Amended By-laws of MSG Networks were amended and restated in accordance with the Merger Agreement.

A copy of the Amended and Restated Certificate of Incorporation of MSG Networks Inc. effective as of the Effective Time is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference, and a copy of the Amended and Restated By-Laws of MSG Networks Inc. effective as of the Effective Time is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 8, 2021, MSG Networks held a special meeting of stockholders (the “Special Meeting”) to vote upon the proposals set forth in the joint proxy statement/prospectus of MSG Entertainment and MSG Networks, filed with the SEC on June 4, 2021, to (1) adopt the Merger Agreement (the “Merger Proposal”), (2) approve, on a non-binding advisory basis, the compensation that may be paid or become payable to MSG Networks’ named executive officers that is based on or otherwise relates to the Merger Agreement (the “Non-Binding Compensation Proposal”) and (3) adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal (the “Adjournment Proposal”).

As of the close of business on June 14, 2021, the record date for the Special Meeting, there were 43,459,880 shares of MSGN Class A Common Stock and 13,588,555 shares of MSGN Class B Common Stock issued and outstanding and entitled to vote at the Special Meeting. 37,429,350 shares of MSGN Class A Common Stock and 13,588,555 shares of MSGN Class B Common Stock were represented in person or by proxy at the Special Meeting, which constituted a quorum to conduct business at the meeting. In accordance with the Amended and Restated Certificate of Incorporation of MSG Networks then in effect, the holders of MSGN Class A Common Stock have one vote per share and the holders of MSGN Class B Common Stock have ten votes per share. The Merger Proposal, Non-Binding Compensation Proposal and Adjournment Proposal were approved, although no adjournment was needed in light of the Merger Proposal approval.

The voting results for the Merger Proposal and the Non-Binding Compensation Proposal, including the votes for, the percentage of votes for, the votes against, and any abstentions or broker non-votes, are described below.

Proposal 1 – Approval of the Merger Proposal:

Votes For	Percentage For	Votes Against	Abstentions	Broker Non-Votes
160,846,030	89.7%	12,411,740	57,130	0

Proposal 2 – Approval of the Non-Binding Compensation Proposal:

Votes For	Percentage For	Votes Against	Abstentions	Broker Non-Votes
163,686,821	91.3%	9,562,931	65,148	0

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of March 25, 2021, by and among MSG Entertainment, Merger Sub and MSG Networks (incorporated by reference to Exhibit 2.1 to MSG Networks’ Current Report on Form 8-K filed on March 26, 2021).

3.1	Amended and Restated Certificate of Incorporation of MSG Networks.

3.2	Amended By-Laws of MSG Networks.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSG NETWORKS INC. (Registrant)

By:	/s/ Andrea Greenberg
Name:	Andrea Greenberg
Title:	President & Chief Executive Officer

Dated: July 9, 2021